News Release

Starcraft to Merge with Quantum Fuel Systems

Goshen, Ind., November 23, 2004 – Starcraft Corporation (NASDAQ:STCR) today announced that it has entered into an agreement whereby Quantum Fuel Systems Technologies Worldwide Inc. (“Quantum”), (Nasdaq: QTWW) will acquire all of the outstanding shares of Starcraft Corporation in a tax-free stock-for-stock exchange valued at approximately $185 million, including the assumption of debt and other consideration. Under the terms of a definitive Agreement and Plan of Merger dated November 23, 2004, each Starcraft shareholder will receive 2.34 shares of Quantum common stock for every share of Starcraft common stock. The merger of Starcraft and Quantum will create a well-capitalized company with strong, complementary revenue streams with a solid product and service portfolio to address the mainstream automotive and hydrogen economy markets.

The proposed transaction has the unanimous support of both Boards of Directors, which are recommending that shareholders approve the transaction. Four of Starcraft’s largest shareholders, who collectively represent 51.3% of Starcraft’s outstanding common shares, have entered into a voting agreement with Quantum pursuant to which they have agreed to vote their Starcraft shares in favor of the merger. General Motors, Quantum’s largest stockholder, owning 14.2% of outstanding common shares, has entered into a voting agreement with Starcraft agreeing to vote in favor of the transaction.

Alan Niedzwiecki will continue to serve as President and Chief Executive Officer of Quantum, while Jeffrey P. Beitzel, Co-Chief Executive Officer of Starcraft will become Chief Operating Officer of Quantum. Upon closing, Mr. Beitzel will also join the Quantum Board of Directors. Starcraft’s operations, comprised of Tecstar and Wheel to Wheel, will be operated as a wholly-owned subsidiary of Quantum with Michael H. Schoeffler as President.

The combined company will have an extensive range of operational expertise in areas such as vehicle systems design, powertrain engineering, systems integration, validation, assembly and service readiness for traditional vehicles, alternative fuel platforms, and hydrogen-based fuel cell vehicles. The complementary strengths of each company will engender an expansion of current customer programs and create the potential to attain new OEM programs. The company will maintain operations in California, Indiana, Louisiana, Michigan, Texas, and Ontario, Canada, with its headquarters located in Irvine, California.

“Starcraft has been a leading supplier to the automotive industry for many years,” said Starcraft Chairman Kelly L. Rose. “We believe this merger allows us to take our operational and engineering expertise to the next level and capitalize on the evolutionary change occurring in the automotive industry. We are excited about this merger and the opportunities that we believe exist by combining our respective strengths.”

“This transaction represents an exciting opportunity to bring together unique operating strengths and synergies and applying them to business opportunities in mainstream and leading edge automotive markets, including hydrogen-based vehicles,” said Jeff Beitzel, Co-Chief Executive Officer of Starcraft. “We see numerous opportunities to expand our collective programs with current customers as well as to build new OEM relationships within the combined business. This transaction will allow us to leverage our technologies, integration capabilities, manufacturing, assembly expertise and customer base. We are excited about this merger and strengthening our profile as a leader in the specialty vehicle design and assembly industry, especially the hydrogen-based opportunities.”

About Quantum:

Quantum is a leading designer, integrator and manufacturer of packaged fuel systems for fuel cells and alternative fuel applications in the transportation, fuel cell stationary power generation and hydrogen refueling infrastructure markets. Leveraging its core competencies in ultra-light weight composite fuel storage, fuel injection, fuel metering, electronic controls, OEM-level systems integration, and years of OEM production experience, Quantum also designs and manufactures hybrid and fuel cell vehicles.

Quantum is a Tier 1 OEM supplier and has product commercialization alliances with General Motors, Sumitomo and IMPCO. Quantum’s customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, Sunline, Yamaha, AeroVironment, and the U.S. Army. Quantum’s website is www.qtww.com.

“We believe this acquisition will expand Quantum’s OEM one-stop-shop capability with expanded resources in vehicle system design, powertrain engineering, systems integration, validation, and second stage manufacturing and assembly for all future alternative fuel and fuel cell vehicle programs,” said Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer. “Merging the two companies will allow the combined company to expand its current OEM capabilities while positioning itself as a major player in the early stage development and production of fuel cell vehicles. The Starcraft product portfolio coupled with its service and assembly capabilities will position Quantum as a specialty vehicle designer, integrator and assembler for low-volume programs with the military and growing OEM customer base.”

Transaction summary:

Under the terms of the definitive Agreement and Plan of Merger, Starcraft common shareholders will receive 2.34 shares of Quantum stock for every share of Starcraft stock on a tax-free basis. Starcraft common shareholders will own approximately 40% of the pro forma Quantum common shares outstanding immediately following completion of the transaction. Quantum will maintain its listing on the Nasdaq National Market. Starcraft Corporation will survive the merger with a newly formed Quantum subsidiary and will operate as a wholly owned subsidiary of Quantum.

The transaction will be submitted to the shareholders of both companies for approval. The transaction is also subject to customary regulatory review and closing conditions, and is expected to close in the first quarter of calendar year 2005.

Conference Call:

Starcraft and Quantum will host a conference call Tuesday, November 23, 2004, at 4:00 pm EST to discuss the transaction. Access to the call may be obtained by calling (800) 442-9702 or (706) 643-3625, Conference ID# 2479280. Please call in five minutes prior to the call start. This conference call will be available via replay until Tuesday, November 30, 2004, 11:55 p.m. EST. You can reach the replay by dialing (800) 642-1687 or (706) 645-9291, Conference ID# 2479280.

About Starcraft:

Starcraft Corporation is a leading supplier to the OEM automotive supply market. It also supplies after-market parts and accessories to wholesale and retail customers throughout the United States.

Starcraft’s Cautionary Statement Regarding Forward-Looking Information:

This news release contains forward-looking statements regarding business operations and outlook, prospective revenue, earnings, and prospects for the proposed business combination. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, level of customer demand, competitive pressures and other important factors detailed in Starcraft’s Form 10-K for fiscal 2003 filed with the Securities and Exchange Commission. In addition, the consummation of the described merger is subject to important conditions which may not occur. The ability of the proposed combined enterprise to operate successfully following the merger will likewise be subject to important factors impacting Starcraft’s and Quantum’s ability to integrate their operations and attract new business. Forward-looking statements are based on the beliefs, opinions, and expectations of Starcraft’s management at the time they are made, and Starcraft does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Additional Information:

Stockholders of Starcraft and Quantum and other investors are urged to read the joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction because it will contain important information about Starcraft, Quantum, the transaction and related matters. After it is filed with the SEC, the joint proxy statement/prospectus will be available for free at the SEC’s web site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a written or oral request for copies to Joseph Katona, Starcraft Chief Financial Officer, 1123 S. Indiana Ave, Goshen, IN 46528 — Telephone: (574) 534-7827, or to Cathy Johnston, Quantum’s Director of Communications, 17872 Cartwright Road, Irvine, CA 92614 – Telephone 949-399-4500.

The respective directors and executive officers of Starcraft and Quantum and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Starcraft’s directors and executive officers is available in its proxy statement filed with the SEC by Starcraft on December 16, 2003, and information regarding Quantum’s directors and executive officers is available in its proxy statement filed with the SEC by Quantum on August 23, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

For more information regarding Starcraft, please contact:

Michael H. Schoeffler Co-CEO 574-534-7827 ext 300	Joseph E. Katona III Chief Financial Officer 574-534-7827 ext 239
©2004 Starcraft Corporation 1123 S. Indiana Ave. Goshen, IN 46528 Phone 574-534-7827 Fax 574-534-1238